EXHIBIT 2
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              IDENTITY OF MEMBERS OF THE GROUP FILING THIS SCHEDULE
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Parthenon Investors, L.P.

Parthenon Investment Advisors, LLC

Parthenon Investment Partners, LLC

Parthenon Investors II, L.P.

PCap Partners II, LLC

PCap II, LLC

J&R Founders Fund, L.P.

J&R Advisors F.F., Inc.

PCIP Investors

Parthenon Capital, LLC

J&R Investment Management Company, LLC

John C. Rutherford

Ernest K. Jacquet